UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2014

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7000 Shoreline Court, Suite 250, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 243-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Effective July 10, 2014, the Board of Directors of Veracyte, Inc. (the “Company”) appointed Duncan T. Powell as the Company’s Principal Accounting Officer.  Mr. Powell became the Company’s Senior Vice President, Finance on July 10, 2014.  Prior to joining the Company, Mr. Powell, age 44, served as Senior Vice President, Finance of Risk Management Solutions, Inc., a provider of catastrophic risk management and quantification solutions, from October 2008 to June 2014, and prior to that, as Vice President, Finance, from July 2001 to September 2008.  Mr. Powell holds a B.A. from Bristol University and is a UK Chartered Accountant.

Mr. Powell was granted an option to purchase 45,000 shares of the Company’s common stock at an exercise price of $14.92 per share.  The stock option vests over four years, with 25% vesting on the first anniversary of the vesting commencement date of July 10, 2104, and 1/48th of the remaining shares vesting monthly thereafter.

Mr. Powell has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2014

Veracyte, Inc.

	By	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer